UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

MVP REIT II, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205893	47-3945882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD SUITE 240, LAS VEGAS, NV 89148

(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 1.01.  Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

As previously disclosed, on April 28, 2017, the special committee of the board of directors of MVP REIT, Inc., a Maryland corporation ("MVP I"), accepted a non-binding Letter of Intent from the special committee of the board of directors of MVP REIT II, Inc., a Maryland corporation (the "Company" or "MVP II"), setting forth the terms and conditions upon which the Company proposed to acquire MVP I and its subsidiaries.

On May 26, 2017, the Company, MVP I, MVP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ("Merger Sub"), and MVP Realty Advisors, LLC, the Company's and MVP I's external advisor (the "Advisor"), entered into an agreement and plan of merger (the "Merger Agreement"). Subject to the terms and conditions of the Merger Agreement, MVP I will merge with and into Merger Sub (the "Merger"), with Merger Sub surviving the Merger (the "Surviving Entity"), such that following the Merger, the Surviving Entity will continue as a wholly owned subsidiary of the Company. The Merger is intended to qualify as a "reorganization" under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of MVP I's common stock, $0.001 par value per share (the "MVP I Common Stock"), will be automatically cancelled and retired, and converted into the right to receive 0.365 shares of common stock, $0.0001 par value per share, of the Company (the "Company Common Stock") (such ratio, as it may be adjusted pursuant to the Merger Agreement, the "Exchange Ratio").  Holders of shares of MVP I Common Stock will receive cash in lieu of fractional shares.

Each share of MVP I Common Stock, if any, then held by any wholly owned subsidiary of MVP I or by the Company or any of its wholly owned subsidiaries will no longer be outstanding and will automatically be retired and will cease to exist, and no consideration will be paid, nor will any other payment or right inure or be made with respect to such shares of MVP I Common Stock in connection with or as a consequence of the Merger.  In addition, each share of MVP I's Non-Participating, Non-Voting Convertible Stock, $0.001 par value per share ("MVP I Convertible Stock"), all 1,000 of which are held by the Advisor, will automatically be retired and will cease to exist, and no consideration will be paid, nor will any other payment or right inure or be made with respect to such shares of MVP I Convertible Stock in connection with or as a consequence of the Merger.

The Merger Agreement contains customary covenants, including covenants prohibiting MVP I and its subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. However, under the terms of the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. New York City time on July 10, 2017 (the "Go Shop Period End Time"), MVP I (through the MVP I special committee and its representatives) may initiate, solicit, provide information and enter into discussions concerning proposals relating to alternative business combination transactions. For up to five business days after the Go Shop Period End Time, MVP I may continue to participate in such discussions with a Go Shop Bidder (as defined in the Merger Agreement) and may, subject to certain conditions set forth in the Merger Agreement regarding the proposal made by such Go Shop Bidder, terminate the Merger Agreement and enter into an agreement with a Go Shop Bidder with respect to the proposal made by such Go Shop Bidder. The Merger Agreement also provides that at any time beginning on the sixth business day after the Go Shop Period End Time and prior to the approval by MVP I's stockholders of the Merger and the amendment to the charter of MVP I to remove certain provisions regarding roll-up transactions (the "MVP I Charter Amendment") (such approvals, the "Stockholder Approvals"), the board of directors of MVP I may in certain circumstances make an Adverse Recommendation Change (as such term is defined in the Merger Agreement), subject to complying with certain conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, the board of directors of the Company (the "Company Board") will, effective as of the effective time of the Merger, increase the number of directors comprising the Company Board to eight and Nicholas Nilsen, Robert J. Aalberts and Shawn Newson will be elected to the Company Board.

The Merger Agreement may be terminated under certain circumstances, including, but not limited to, by either the Company or MVP I (in each case, through their respective special committee) if the Merger has not been consummated on or before December 31, 2017, if a final and non-appealable order is entered permanently restraining or otherwise prohibiting the Merger, if the Stockholder Approvals have not been obtained or upon a material uncured breach by the other party that would cause the closing conditions in the Merger Agreement not to be satisfied. In addition, MVP I may terminate the Merger Agreement (i) if MVP I has properly accepted a "Superior Proposal" (as defined in the Merger Agreement) from a Go Shop

Bidder within five business days of the Go Shop Period End Time pursuant to the terms of the Merger Agreement or (ii) if MVP I has properly accepted a "Superior Proposal" from a Go Shop Bidder at any time beginning on the sixth business day after the Go Shop Period End Time and prior to receipt of the Stockholder Approvals pursuant to the terms of the Merger Agreement. The Company may terminate the Merger Agreement at any time following the date that is five business days after the Go Shop Period End Time and prior to the receipt of the Stockholder Approvals upon (i) an Adverse Recommendation Change, (ii) MVP I's board of directors approving, adopting or publicly endorsing an Acquisition Proposal (as such term is defined in the Merger Agreement), (iii) the failure of MVP I's board of directors to recommend against acceptance of any tender offer for shares of MVP I Common Stock that constitutes an Acquisition Proposal, (iv) the failure of MVP I's board of directors to include its recommendation in favor of the Merger and the MVP I Charter Amendment in the proxy statement to be distributed to MVP I's stockholders or (v) MVP I's material violation of the provisions of the Merger Agreement concerning solicitation of transactions.

If the Merger Agreement is terminated in connection with MVP I's acceptance of a Superior Proposal, approval of an Acquisition Proposal or making an Adverse Recommendation Change at any time beginning on the sixth business day after the Go Shop Period End Time, then MVP I must pay to the Company a termination fee of $1,500,000 plus an expense reimbursement fee of up to $500,000. If the Merger Agreement is terminated in connection with MVP I's acceptance of a Superior Proposal within five business days of the Go Shop Period End Time, then MVP I must pay to the Company a termination fee of $750,000 plus an expense reimbursement fee of up to $500,000.

The Merger Agreement contains certain representations and warranties made by the parties thereto. The representations and warranties of the parties contained in the Merger Agreement are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by each of the Company and MVP I. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.

The obligation of each party to consummate the Merger is subject to a number of conditions, including receipt of the Stockholder Approvals, receipt of regulatory approvals, delivery of certain documents and consents, the truth and correctness of the representations and warranties of the parties, subject to the materiality standards contained in the Merger Agreement, the effectiveness of the registration statement on Form S-4 to be filed by the Company to register the shares of the Company Common Stock to be issued as consideration in the Merger, and the absence of a material adverse effect with respect to either the Company or MVP I.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

Amended and Restated Advisory Agreement

Concurrently with the entry into the Merger Agreement, the Company, MVP REIT II Operating Partnership, LP and the Advisor entered into the Second Amended and Restated Advisory Agreement (the "Second Amended and Restated Advisory Agreement"), which will become effective at the effective time of the Merger.  The Second Amended and Restated Advisory Agreement will amend the Company's existing advisory agreement, dated October 5, 2015 (the "Original Agreement"), to provide for, among other amendments, (i) elimination of acquisition fees, disposition fees and subordinated performance fees and (ii) the payment of an asset management fee by the Company to the Advisor calculated and paid monthly in an amount equal to one-twelfth of 1.1% of the (a) cost of each asset then held by the Company, without deduction for depreciation, bad debts or other non-cash reserves, or (b) the Company's proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement excluding (only for clause (b)) debt financing on the investment.  Pursuant to the Second Amended and Restated Advisory Agreement, the asset management fee may not exceed $2,000,000 per annum (the "Asset Management Fee Cap") until the earlier of such time, if ever, that (i) the Company holds assets with an Appraised Value (as defined Second Amended and Restated Advisory Agreement) equal to or in excess of $500,000,000 or (ii) the Company reports AFFO (as defined in the Second Amended and Restated Advisory Agreement) equal to or greater than $0.3125 per share of Company Common Stock (an amount intended to reflect a 5% or greater annualized return on $25.00 per share of the Company Common Stock) (the "Per Share Amount") for two consecutive quarters, on a fully diluted basis.  All amounts of the asset management fee in excess of the Asset Management Fee Cap, plus interest thereon at a rate of 3.5% per annum, will be due and payable by the Company no later than ninety (90) days after the earlier of the date that (i) the Company holds assets with an Appraised Value equal to or in excess of $500,000,000 or (ii) the Company reports AFFO per share of Company Common Stock equal to or greater than the Per Share Amount for two consecutive quarters, on a fully diluted basis.
In the event that the Merger Agreement is terminated prior to the consummation of the Merger, the Second Amended and Restated Advisory Agreement will automatically terminate and be of no further effect and the Company, MVP REIT II Operating Partnership, LP and the Advisor will have the rights and obligations set forth in the Original Agreement.

The foregoing description of the Second Amended and Restated Advisory Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Advisory Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Termination Agreement

Concurrently with the entry into the Merger Agreement, the Company, MVP I, the Advisor and MVP REIT II Operating Partnership, LP entered into a termination and fee agreement (the "Termination Agreement"). Pursuant to the Termination Agreement, at the effective time of the Merger, the Advisory Agreement, dated September 25, 2012, as amended, among MVP I and the Advisor will be terminated and the Company will pay the Advisor an Advisor Acquisition Payment (as such term is defined in the Termination Agreement) of approximately $3.6 million, subject to adjustment in the event that additional properties are acquired by MVP I prior to closing, which shall be the only fee payable to the Advisor in connection with the Merger. In the event that the Merger Agreement is terminated prior to the consummation of the Merger, the Termination Agreement will automatically terminate and be of no further effect and no Advisor Acquisition Payment will be owed and payable.

The foregoing description of the Termination Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01.  Other Events

Joint Press Release

On May 30, 2017, the Company and MVP I issued a joint press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the Merger, the Company will prepare and file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a proxy statement/prospectus jointly prepared by the Company and MVP I, and other related documents. The proxy statement/prospectus will contain important information about the Merger and related matters. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY AND MVP I WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, MVP I AND THE MERGER. Investors and stockholders of the Company and MVP I may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by the Company and MVP I with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company and MVP I with the SEC are also available free of charge on the Company's website at www.mvpreitii.com and MVP I's website at www.mvpreit.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

The Company, MVP I and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from MVP I's stockholders in respect of the Merger. Information regarding the Company's directors and executive officers can be found in the Company's most recent Annual Report on Form 10-K filed on March 27, 2017. Information regarding MVP I's directors and executive officers can be found in MVP I's most recent Annual Report on Form 10-K filed on March 24, 2017. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC in connection with the Merger if and when they become available. These documents are available free of charge on the SEC's website and from the Company or MVP I, as applicable, using the sources indicated above.

Forward-Looking Statements

This report contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, the risk that the Merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to obtain the Stockholder Approvals or the failure to satisfy the other conditions to completion of the Merger, including the MVP I Charter Amendment; risks related to disruption of management's attention from the ongoing business operations due to the Merger; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of the Company or MVP I; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 26, 2017, by and among MVP REIT, Inc., MVP REIT II, Inc., MVP Merger Sub, LLC and MVP Realty Advisors, LLC *

10.1	Second Amended and Restated Advisory Agreement, dated as of May 26, 2017, by and among MVP REIT II, Inc., MVP REIT II Operating Partnership, LP and MVP Realty Advisors, LLC

10.2	Termination and Fee Agreement, dated as of May 26, 2017, by and among MVP REIT, Inc., MVP REIT II, Inc., MVP Realty Advisors, LLC and MVP REIT II Operating Partnership, LP

99.1	Joint Press Release, dated May 30, 2017

________________
*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 MVP REIT II, INC.

By: /s/ Michael Shustek
Michael Shustek
Chief Executive Officer

Dated: May 31, 2017

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 26, 2017, by and among MVP REIT, Inc., MVP REIT II, Inc., MVP Merger Sub, LLC and MVP Realty Advisors, LLC
10.1	Second Amended and Restated Advisory Agreement, dated as of May 26, 2017, by and among MVP REIT II, Inc., MVP REIT II Operating Partnership, LP and MVP Realty Advisors, LLC

10.2	Termination and Fee Agreement, dated as of May 26, 2017, by and among MVP REIT, Inc., MVP REIT II, Inc. and MVP Realty Advisors, LLC

99.1	Joint Press Release, dated May 30, 2017